Exhibit 4(iv)

ENTERGY GULF STATES LOUISIANA, L.L.C.
(Successor by merger to Entergy Gulf States, Inc., formerly Gulf States Utilities Company)

446 North Boulevard
Baton Rouge, Louisiana 70802-5717

TO

THE BANK OF NEW YORK
(Successor to JPMorgan Chase Bank, N.A.)
as Trustee

101 Barclay Street
New York, New York 10286

__________________

Seventy-fifth Supplemental Indenture

Dated as of December 31, 2007

__________________

Relating to Succession by Merger
effective as of December 31, 2007
and Supplementing Indenture of Mortgage
dated September 1, 1926

__________________

THIS SEVENTY-FIFTH SUPPLEMENTAL INDENTURE, dated as of the 31st day of December, 2007, by and between Entergy Gulf States Louisiana, L.L.C. (successor by merger to Entergy Gulf States, Inc. (formerly Gulf States Utilities Company), a Texas corporation (hereinafter sometimes called the Texas Company)), a limited liability company duly organized and existing under the laws of the State of Louisiana (hereinafter sometimes called the Company), party of the first part, and THE BANK OF NEW YORK (successor to JPMorgan Chase Bank, N. A.), a New York banking corporation and having its corporate trust office in the Borough of Manhattan, City and State of New York, as successor trustee under the Indenture of Mortgage and indentures supplemental thereto hereinafter mentioned (hereinafter sometimes called the Trustee), party of the second part;

WITNESSETH: THAT

WHEREAS, the Texas Company has heretofore executed and delivered its Indenture of Mortgage, dated September 1, 1926 (hereinafter sometimes called the Original Indenture), to The Chase National Bank of the City of New York, as trustee, in and by which the Texas Company conveyed and mortgaged to said The Chase National Bank of the City of New York, as trustee, certain property, therein described, to secure the payment of its bonds issued and to be issued under said Original Indenture in one or more series, as therein provided; and

WHEREAS, the Texas Company has heretofore executed and delivered to The Chase National Bank of the City of New York, as trustee, the First through the Fourth Supplemental Indentures, all supplementing and modifying said Original Indenture; and

WHEREAS, on March 21, 1939, The Chase National Bank of the City of New York resigned as trustee under the Original Indenture and all indentures supplemental thereto as aforesaid, pursuant to Section 4 of Article XIV of the Original Indenture, and by an Indenture dated March 21, 1939 said resignation was accepted and Central Hanover Bank and Trust Company was duly appointed the successor trustee under the Original Indenture and all indentures supplemental thereto, said resignation and appointment both being effective as of March 21, 1939, and the Central Hanover Bank and Trust Company did by said Indenture dated March 21, 1939 accept the trust under the Original Indenture and all indentures supplemental thereto; and

WHEREAS, the Texas Company has heretofore executed and delivered to Central Hanover Bank and Trust Company, as successor trustee, the Fifth through the Tenth Supplemental Indentures, supplementing and modifying said Original Indenture; and

WHEREAS, the name of Central Hanover Bank and Trust Company, successor trustee, as aforesaid, was changed effective June 30, 1951 to "The Hanover Bank"; and

WHEREAS, the Texas Company has heretofore executed and delivered to The Hanover Bank, as successor trustee, the Eleventh through the Twentieth Supplemental Indentures, supplementing and modifying said Original Indenture; and

WHEREAS, on September 8, 1961, pursuant to the laws of the State of New York, The Hanover Bank, successor trustee, as aforesaid, was duly merged into Manufacturers Trust Company, a New York corporation, under the name "Manufacturers Hanover Trust Company," and Manufacturers Hanover Trust Company thereupon became the duly constituted successor trustee under the Original Indenture, as supplemented and modified as aforesaid; and

WHEREAS, the Texas Company has heretofore executed and delivered to Manufacturers Hanover Trust Company, as successor trustee, the Twenty-first through the Fifty-fourth Supplemental Indentures, supplementing and modifying said Original Indenture; and

WHEREAS, on June 19, 1992, pursuant to the laws of the State of New York, Manufacturers Hanover Trust Company, successor trustee, as aforesaid, was duly merged into Chemical Bank, a New York corporation, under the name "Chemical Bank," and Chemical Bank thereupon became the duly constituted successor trustee under the Original Indenture, as supplemented and modified as aforesaid; and

WHEREAS, the Texas Company has heretofore executed and delivered to Chemical Bank, as successor trustee, the Fifty-fifth through the Fifty-seventh Supplemental Indentures, supplementing and modifying said Original Indenture; and

WHEREAS, effective July 14, 1996, Chemical Bank, successor trustee, as aforesaid, was duly merged with and its name was duly changed to The Chase Manhattan Bank; and

WHEREAS, the Texas Company has heretofore executed and delivered to The Chase Manhattan Bank, as successor trustee, the Fifty-eighth through Sixtieth Supplemental Indentures supplementing and modifying said Original Indenture; and

WHEREAS, the name of The Chase Manhattan Bank, successor trustee, as aforesaid, was duly changed effective November 10, 2001 to JPMorgan Chase Bank; and

WHEREAS, the Texas Company has heretofore executed and delivered to JPMorgan Chase Bank, as successor trustee, the Sixty-first through Sixty-seventh Supplemental Indentures supplementing and modifying said Original Indenture; and

WHEREAS, effective November 13, 2004, JPMorgan Chase Bank, successor trustee, was converted from a New York corporation to a national banking association under the name "JPMorgan Chase Bank, N.A."; and

WHEREAS, the Texas Company has heretofore executed and delivered to JPMorgan Chase Bank, N.A., as successor trustee, the Sixty-eighth through Seventy-fourth Supplemental Indentures supplementing and modifying said Original Indenture; and

WHEREAS, on October 3, 2007, JPMorgan Chase Bank, N.A. resigned as trustee under the Original Indenture and all indentures supplemental thereto as aforesaid, by an Agreement of Resignation, Appointment and Acceptance dated October 3, 2007 said resignation was accepted and The Bank of New York was duly appointed the successor trustee under the Original Indenture and all indentures supplemental thereto, said resignation and appointment both being effective as of October 3, 2007, and The Bank of New York did by said Agreement dated October 3, 2007 accept the trust under the Original Indenture and all indentures supplemental thereto; and

WHEREAS, the series of bonds established under the Seventh Supplemental Indenture supplementing and modifying said Original Indenture and under each successive supplemental indenture have been designated respectively and are referred to herein as "Bonds of the 1976, 1978, 1979, 1980, 1981, 1982, 1983, 1986, 1987, 1988, 1989, 1989A, 1990, 1992, 1996, 1997, 1998, 1998A, 1999, 1999A, 2000, 2000A, 2001, 2003, 2004, 2005, 2006, 2007, 2008A, 2009, 2009A, 1987A, 2010, 1991, 1993, 1992A, 2012, 2013, 2013A, 1994, 2014B, C and D, 2015, 2016, 2016A, 1994A, 2002, 2022, 2004A, 2024, 1996A, 1997A, 1998B, 1999B, 2003A, MTN, 2003B, 2004B, 2007A, 2012A, 2008, 2007B, 2033, 2015A, 2011, 2009B, 2014E, 2035, 2015B, 2010A, 2006A, 2008A and 2011B Series"; and

WHEREAS, the Company proposes to further supplement and modify the Original Indenture, as supplemented and modified as aforesaid, by this Seventy-fifth Supplemental Indenture (the Original Indenture as so supplemented and modified being hereinafter sometimes called the Indenture); and

WHEREAS, Section 1.01 of the Original Indenture, as restated by the Seventh Supplemental Indenture, provides that the term "corporation" shall also include any voluntary organization, joint stock company, business trust or other similar organization; and

WHEREAS, subject to the provisions thereof, Section 14.01 of the Original Indenture, as restated by the Seventh Supplemental Indenture, permits the merger of the Texas Company (either singly or with one or more corporations) into or with any corporation lawfully entitled to acquire and operate the trust estate provided that (1) such merger shall be upon such terms as in no respect to impair the lien and security of the Indenture or any of the rights or powers of the Trustee or of the Bondholders thereunder and (2) in case the Texas Company shall be merged as aforesaid (either singly or with one or more other corporations) into or with another corporation, the corporation resulting from such merger shall, prior to or contemporaneously with such merger, execute, and promptly cause to be recorded, a supplemental indenture to and with the Trustee, satisfactory to the Trustee, whereby the successor corporation shall assume and agree to pay duly and punctually the principal of and interest on the Bonds issued under the Indenture in accordance with the provisions of said Bonds and the Indenture, and shall agree to perform and fulfill all the terms, covenants and conditions of the Indenture binding the Texas Company; and

WHEREAS, Section 14.02 of the Original Indenture, as restated by the Seventh Supplemental Indenture, provides that, upon the execution by any successor corporation of the supplemental indenture provided for in Section 14.01, such successor corporation shall thereupon succeed to the Texas Company with the same effect as if it had been named in the Indenture as the mortgagor company and in the Bonds as the obligor thereon or maker thereof; and

WHEREAS, Section 14.03 of the Original Indenture, as restated by the Seventh Supplemental Indenture, provides that in respect of property owned by the Texas Company at the time of any merger as provided in Section 14.01, and substitutions, replacements, additions, betterments, developments, extensions and enlargements thereto subsequently made, constructed or acquired, the rights and duties of the successor corporation under the Indenture shall be the same as the rights and duties of the Texas Company would have been had such merger not taken place; and

WHEREAS, Section 14.04 of the Original Indenture, as restated by the Seventh Supplemental Indenture, provides that in respect of property at the time of such merger owned by the successor corporation and/or of property thereafter acquired by the successor corporation except said substitutions, replacements, additions, betterments, developments, extensions and enlargements to, of or upon the property owned by the Texas Company referred to in Section 14.03, the Indenture or the supplemental indenture to be recorded as above provided in Section 14.01 shall not become or be a lien upon any of such property except so much thereof as shall be subjected to the lien of the Indenture by supplemental indenture, duly executed, subject, however, to the provisions of Section 14.01; and

WHEREAS, effective as of December 26, 2007, the Texas Company obtained the release from the lien of the Indenture of all of its real property located in Texas and substantially all of its personal property located in Texas that were part of the trust estate, together with certain associated rights, privileges and franchises, as well as certain undivided interests in mortgaged property located in Louisiana, as more particularly described in the instruments of partial release filed with respect thereto on or before December 26, 2007; and

WHEREAS, effective as of 1:00 P.M. Central Standard Time, December 31, 2007, the Texas Company has undergone a merger by division under Texas law pursuant to which, among other things, all of its property located in Texas, together with certain property located in Louisiana, was allocated to Entergy Texas, Inc., substantially all of its property located in Louisiana was retained by the Texas Company and all of its obligations and liabilities under the Indenture and the Bonds were retained by the Texas Company; and

WHEREAS, effective as of 4:00 P.M. Central Standard Time, December 31, 2007, (hereinafter sometimes called the Effective Time) the Texas Company merged (hereinafter sometimes called the Merger) into the Company pursuant to an Agreement and Plan of Merger and Reorganization of Entergy Gulf States, Inc. into Entergy Gulf States Louisiana, L.L.C. and a Certificate and Articles of Merger (hereinafter sometimes collectively called the Merger Documents), pursuant to which, among other things, (1) all of the rights, privileges, franchises, assets, liabilities and obligations of the Texas Company were allocated to the Company; and (2) the identity of the Texas Company was merged into that of the Company; and

WHEREAS, the Company, as a limited liability company organized under Louisiana law, is an organization that is similar to a voluntary association or a joint stock company; and

WHEREAS the Company is lawfully entitled to acquire and operate the trust estate under the Indenture; and

WHEREAS the Merger is upon such terms as in no respect to impair the lien and security of the Indenture or any of the rights or powers of the Trustee or of the Bondholders under the Indenture; and

WHEREAS, immediately prior to the Merger, no property of the Company was subject to a lien or liens which after the Merger would be prior to the lien of the Indenture upon such property; and

WHEREAS, pursuant to and in accordance with said Section 14.01 of the Original Indenture, as restated by the Seventh Supplemental Indenture, the Company now desires to execute, and promptly cause to be recorded, a supplemental indenture to and with the Trustee of the tenor aforesaid; and

NOW, THEREFORE, THIS SEVENTY-FIFTH SUPPLEMENTAL INDENTURE WITNESSETH:

That in order to secure the payment of the principal of, premium, if any, and interest on, all Bonds at any time issued and outstanding under the Indenture, according to their tenor, purport and effect, and to secure the performance and observance of all the covenants and conditions in said Bonds and in the Indenture contained, and for and in consideration of the premises and of the mutual covenants herein contained, and of the sum of $1 duly paid to the Company by the Trustee, at or before the execution and delivery hereof, and for other valuable consideration, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Seventy-fifth Supplemental Indenture, and by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm unto the Trustee, its successors in trust and assigns, the following property, rights, privileges and franchises hereinafter described, (1) acquired or constructed by the Texas Company since the execution and delivery by it of the Seventy-fourth Supplemental Indenture and allocated to the Company by the Merger Documents or (2) acquired or constructed by the Company after the Effective Time to the extent constituting substitutions, replacements, additions, betterments, developments, extensions or enlargements to, of or upon the trust estate allocated to the Company by the Merger Documents, together in each case with any substitutions, replacements, additions, betterments, developments, extensions and enlargements thereto, thereof or thereupon subsequently made, constructed or acquired by the Company (other than excepted property as hereinafter defined):

CLAUSE I.

All and singular the lands, real estate, chattels real, interests in land, leaseholds, ways, rights of way, grants, easements, servitudes, rights pursuant to ordinances, consents, permits, patents, licenses, lands under water, water and riparian rights, franchises, privileges, immunities, rights to construct, maintain and operate distribution and transmission systems, all other rights and interests, gas, water, steam and electric light, heat and power plants and systems, dams, and dam sites, stations and substations, powerhouses, electric transmission and distribution lines and systems, pipe lines, conduits, towers, poles, wires, cables and all other structures, machinery, engines, boilers, dynamos, motors, transformers, generators, electric and mechanical appliances, office buildings, warehouses, garages, stables, sheds, shops, tunnels, subways, bridges, other buildings and structures, implements, tools and other apparatus, appurtenances and facilities, materials and supplies, and all other property of any nature appertaining to any of the plants, systems, business or operations of the Company, whether or not affixed to the realty, used in the operation of any of the premises or plants or systems, or otherwise, allocated to the Company by the Merger Documents or constituting substitutions, replacements, additions, betterments, developments, extensions or enlargements to, of or upon the trust estate allocated to the Company by the Merger Documents (other than excepted property as hereinafter defined); including (but not limited to) all its properties situated in the Cities of Baton Rouge, Jennings and Lake Charles and in the Parishes of Acadia, Allen, Ascension, Beauregard, Calcasieu, Cameron, East Baton Rouge, East Feliciana, Iberia, Iberville, Jefferson Davis, Lafayette, Livingston, Pointe Coupee, St. Helena, St. Landry, St. Martin, St. Tammany, Tangipahoa, Vermilion, Washington, West Baton Rouge and West Feliciana, Louisiana, and vicinity allocated to the Company by the Merger Documents or constituting substitutions, replacements, additions, betterments, developments, extensions or enlargements to the trust estate allocated to the Company by the Merger Documents (other than excepted property as hereinafter defined).

CLAUSE II.

All corporate, Federal, State, county (parish), municipal and other permits, consents, licenses, bridge licenses, bridge rights, river permits, franchises, patents, rights pursuant to ordinances, grants, privileges and immunities of every kind and description allocated to the Company by the Merger Documents or constituting substitutions, replacements, additions, betterments, developments, extensions or enlargements to, of or upon the trust estate allocated to the Company by the Merger Documents (other than excepted property as hereinafter defined).

CLAUSE III.

Also all other property, real, personal or mixed, tangible or intangible of every kind, character and description, allocated to the Company by the Merger Documents or constituting substitutions, replacements, additions, betterments, developments, extensions or enlargements to, of or upon the trust estate allocated to the Company by the Merger Documents (other than excepted property as hereinafter defined), whether or not useful in the generation, manufacture, production, transportation, distribution, sale or supplying of electricity, steam, water or gas.

CLAUSE IV.

PROPERTIES EXCEPTED.

There is, however, expressly excepted and excluded from the lien and operation of this Indenture (1) all "excepted property" as defined and described in Granting Clause VII of the Indenture (omitting from such exception specifically described property thereafter expressly subjected to the lien of the Indenture), (2) all property owned by the Company prior to the Merger and (3) all property acquired by the Company after the Merger not constituting substitutions, replacements, additions, betterments, developments, extensions or enlargements to, of or upon the trust estate allocated to the Company by the Merger Documents.

TO HAVE AND TO HOLD the trust estate and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby mortgaged, hypothecated, conveyed, pledged or assigned, or intended so to be, together with all the appurtenances thereto appertaining and the rents, issues and profits thereof, unto the Trustee and its successors in trust and to its assigns, forever.

SUBJECT, HOWEVER, to the exceptions (except as omitted above in Clause IV hereof), reservations, restrictions, conditions, limitations, covenants and matters recited in Article Twenty of the Indenture, and in each respective Article Three of the Eighth and each consecutive succeeding Supplemental Indenture through the Seventeenth Supplemental Indenture and, likewise, of the Nineteenth through the Thirty-seventh Supplemental Indentures and, likewise, of the Thirty-ninth through the Fifty-seventh Supplemental Indentures and, also, the Fifty-ninth through the Seventy-fourth Supplemental Indentures or contained in any deeds and other instruments whereunder the Company has acquired any of the property now owned by it, to permitted encumbrances as defined in Subsection B of Section 1.07 of the Indenture, and, with respect to any property which the Company may hereafter acquire, to all terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments, respectively, under and by virtue of which the Company shall hereafter acquire the same and to any liens thereon existing, and to any liens for unpaid portions of the purchase money placed thereon, at the time of such acquisition.

BUT, IN TRUST, NEVERTHELESS, for the equal and proportionate use, benefit, security and protection of those who from time to time shall hold the Bonds and coupons, if any, authenticated and delivered under the Indenture and duly issued by the Company, without any discrimination, preference or priority of any one Bond or coupon, if any, over any other by reason of priority in the time of issue, sale or negotiation thereof or otherwise, except as provided in Section 12.28 of the Indenture, so that, subject to said Section 12.28 of the Indenture, each and all of said Bonds and coupons, if any, shall have the same right, lien and privilege under the Indenture and shall be equally secured thereby and shall have the same proportionate interest and share in the trust estate, with the same effect as if all the Bonds and coupons, if any, had been issued, sold and negotiated simultaneously.

AND UPON THE TRUSTS, USES AND PURPOSES and subject to the covenants, agreements and conditions of the Original Indenture as modified and supplemented by previous supplemental indentures and by this Seventy-fifth Supplemental Indenture.

AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Indenture shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successor as Trustee of said property in the same manner and with the same effect as if the said property had been owned by the Texas Company at the time of the execution of the Original Indenture, and had been specifically and at length described in and conveyed to said Trustee by the Indenture as a part of the property therein stated to be conveyed.

  ASSUMPTION

Section 1.01.  The Company does hereby assume and agree to pay duly and punctually the principal of and interest on the Bonds issued under the Indenture in accordance with the provisions of said Bonds and the Indenture, and does hereby agree to perform and fulfill all the terms, covenants and conditions of the Indenture binding the Texas Company.

MISCELLANEOUS

Section 2.01. This Seventy-fifth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture as supplemented and modified. As heretofore supplemented and modified, and as supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture, as heretofore supplemented and modified, and this Seventy-fifth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 2.02. The recitals in this Seventy-fifth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture as supplemented and modified, in respect to the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

Section 2.03. Although this Seventy-fifth Supplemental Indenture is dated for convenience and for the purpose of reference as of December 31, 2007, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgements hereto annexed.

Section 2.04. In order to facilitate the recording or filing of this Seventy-fifth Supplemental Indenture, the same may be simultaneously executed in several counterparts and each shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.

Section 2.05. The words "herein", "hereof", "hereunder" and other words of similar import refer to this Seventy-fifth Supplemental Indenture. All other terms used in this Supplemental Indenture shall be taken to have the same meaning as in the Original Indenture and indentures supplemental thereto, except in cases where the context clearly indicates otherwise.

IN TESTIMONY WHEREOF, ENTERGY GULF STATES LOUISIANA, L.L.C. has caused these presents to be executed in its name and behalf by its President or a Vice President and its company seal to be hereunto affixed or a facsimile thereof printed hereon and attested by its Secretary or an Assistant Secretary, and THE BANK OF NEW YORK, in token of its acceptance hereof, has likewise caused these presents to be executed in its name and behalf by its President or a Vice President and its corporate seal to be hereunto affixed and attested by a Vice President, or an Assistant Vice President, each in the presence of the respective undersigned Notaries Public, and of the respective undersigned competent witnesses, as of the day and year first above written.

ENTERGY GULF STATES LOUISIANA, L.L.C.

By: /s/ Mark. G. Otts
Mark G. Otts
Vice President

(COMPANY SEAL)

Attest:

/s/ Mark. G. Otts
Mark G. Otts
Secretary

Signed in the presence of:

/s/ Danielle M. Ross
Danielle M. Ross

/s/ Marta Brown
Marta Brown

THE BANK OF NEW YORK

By: /s/ Jeremy Finkelstein
Jeremy Finkelstein
Vice President

Attest:

/s/ Carlos Luciano
Carlos Luciano
Vice President

Signed, sealed and delivered in the presence of:

/s/ Beata Hryniewicka
Beata Hryniewicka

/s/ Gregg Weissman
Gregg Weissman

ENTERGY GULF STATES LOUISIANA, L.L.C.

United States of America,
State of Louisiana, ss:
Parish of Orleans

On this 31st day of December, 2007, before me appeared MARK G. OTTS, to me personally known, who, being by me duly sworn, did say that he is a Vice President of ENTERGY GULF STATES LOUISIANA, L.L.C., a limited liability company, and that the seal affixed to the above instrument is the seal of said limited liability company and that said instrument was signed and sealed in behalf of said limited liability company by authority of its Board of Directors, and said MARK G. OTTS, acknowledged said instrument to be the free act and deed of said limited liability company.

On the 31st day of December, 2007, before me personally came , MARK G. OTTS to me known, who, being by me duly sworn, did depose and say that he resides at 4137 Pommard Drive, Kenner, Louisiana 70065-1757; that he is a Vice President of ENTERGY GULF STATES LOUISIANA, L.L.C., the limited liability company described in and which executed the above instrument; that he knows the company seal of said limited liability company; that the seal affixed to said instrument is such company seal; that it was so affixed by order of the Board of Directors of said limited liability company, and that he signed his name thereto by like order.

/s/ Peter S. Title
Notary Public
Peter S. Title
Notary Public
State of Louisiana
Bar No. 12832
My commission is for life.

CORPORATE TRUSTEE

United States of America,
State of New York, ss:
County of New York,

On this 3rd day of January, 2008, before me appeared JEREMY FINKELSTEIN to me personally known, who, being by me duly sworn, did say that he is a Vice President of THE BANK OF NEW YORK, and that the seal affixed to the above instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Jeremy Finkelstein acknowledged said instrument to be the free act and deed of said corporation.

On the 3rd day of January, 2008, before me personally came JEREMY FINKELSTEIN, to me known, who, being by me duly sworn, did depose and say that he resides at 6 Brian Road, East Brunswick, NJ 08816; that he is a Vice President of THE BANK OF NEW YORK, one of the entities described in and which executed the above instrument; that he knows the seal of said entity; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said entity, and that he signed his name thereto by like order.

/s/ Gerald Picard
Notary Public
Gerald Picard
Notary Public, State of New York
No. 01P18128838
Qualified in Nassau County
Commission Expires June 20, 2008